Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alex Aliksanyan., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of RealBiz Media Group, Inc. on Form 10-K for the period ended October 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of RealBiz Media Group, Inc.

Date: February 18, 2016

By:	/s/ Alex Aliksanyan
Name:	Alex Aliksanyan
Title:	Chief Executive Officer

I, Thomas Grbelja, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of RealBiz Media Group, Inc. on Form 10-K for the period ended October 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of RealBiz Media Group, Inc.

Date: February 18, 2016

By:	/s/ Thomas M. Grbelja
Name:	Thomas M. Grbelja
Title:	Chief Financial Officer